SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                November 10, 1998
                Date of Report (Date of earliest event reported)



                              AMERICAN DRUG COMPANY
               (Exact Name of Registrant as Specified in Charter)



         Delaware                     033-78252                 13-3729186
  (State or Other Juris-             (Commission            (I.R.S. Employer
diction of Incorporation)            File Number)            Identification No.)



9 West 57th Street, New York, New York                           10019
(Address of principal executive offices)                       (Zip Code)



                                 (212) 230-9500
              (Registrant's telephone number, including area code)





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Item 4.           Changes in Registrant's Certifying Accountants

                  KPMG Peat Marwick LLP was previously the principal accountants for American Drug Company and subsidiary (the "Company"). On November 10, 1998, that firm's appointment as principal accountants was terminated and Richard A. Eisner & Company, LLP was engaged as principal accountants to audit the accounts of the Company and subsidiaries for the year ending December 31, 1998. The decision to change accountants was recommended by the Board of Directors of the Company.

                  In connection with the audits of the fiscal years ended December 31, 1996 and December 31, 1997, and the subsequent interim periods through June 30, 1998, there were no disagreements through November 10, 1998 with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

                  The audit reports of KPMG Peat Marwick LLP on the consolidated financial statements of the Company as of and for the years ended December 31, 1997 and December 31, 1996 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: KPMG Peat Marwick LLP's auditors' report on the consolidated financial statements of the Company and its subsidiary as of and for the years ended December 31, 1997 and 1996 contained a separate paragraph stating that "the Company has suffered recurring losses from operations and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern." Management's plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. A letter from KPMG Peat Marwick LLP is attached as Exhibit 16.

Item 7.           Financial Statements and Exhibits

         c.       Exhibits

               16. Letter from KPMG Peat Marwick LLP re change in certifying accountant. Filed herewith. Signature

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           American Drug Company
                                                 (Registrant)


Dated:  November 18, 1998                  By:   Cindy Klugman
                                                 Vice President